As filed with the Securities and Exchange Commission on December 14, 2011

Registration No. 333-162278

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELVENT GIT, S.A.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Kingdom of Spain	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Telvent GIT, S.A.

Valgrande, 6

28108, Alcobendas, Madrid, Spain

Tel: (34) 902-33-55-99

(Address and telephone number of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

Tel: (212) 894-8440

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Laura D. Nemeth

Daniel G. Berick

Squire, Sanders & Dempsey (US) LLP

4900 Key Tower

127 Public Square

Cleveland, OH 44114

Tel: (216) 479-8500

Fax: (216) 479-8780

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on October 2, 2009.

This Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

On October 27, 2009, the Securities and Exchange Commission (the “Commission”) declared effective a Registration Statement on Form F-3 (File No. 333-162278) (the “Registration Statement”) of Telvent GIT, S.A. (the “Registrant”) relating to the sale of up to 4,192,374 ordinary shares (the “Registered Shares”) by certain selling stockholders named therein pursuant to the plan of distribution set forth therein.

The Registrant has terminated all offerings of ordinary shares pursuant to its existing registration statements, including the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed solely to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the Registered Shares that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madrid, the Kingdom of Spain, on December 14, 2011.

TELVENT GIT, S.A.

By:	/S/	Ignacio González Domínguez
	Name:	Ignacio González Domínguez
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated below on December 14, 2011.

Signature	Title

/s/ Ignacio González Domínguez Ignacio González Domínguez	Director, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Tom Dilworth Tom Dilworth	Chief Accounting Officer (Principal Accounting Officer) and Authorized Representative in the United States

/s/ Manuel Fernández Maza Manuel Fernández Maza	Chief Financial Officer (Principal Financial Officer)

/s/ Michel Crochon Michel Crochon	Director

/s/ Peter Wexler Peter Wexler	Director

/s/ Enrique Valer Enrique Valer	Director

/s/ Julio Rodriguez Julio Rodriguez	Director

/s/ Bernard Mangin Bernard Mangin	Director

/s/ Robert Immelé Robert Immelé	Director

/s/ Emmanuel Babeau Emmanuel Babeau	Director